EXHIBIT 99.1
Rule 10b5-1 SALES PLAN
THIS DOCUMENT IS FOR:
Michael C. Mayer
2634 La Rinconada Place
REDDING CA 96002

Sales Plan, dated September 11, 2007 (the “Sales Plan”), between Michael C. Mayer (“Seller”) and Howe Barnes Hoefer & Arnett (“Broker”).

WHEREAS, the Seller desires to establish this Sales Plan to sell shares of common stock, Bank of Commerce Holdings, no par value. and
WHEREAS, the Seller desires to engage Howe Barnes Hoefer & Arnett “Broker” to effect sales of shares of Stock in accordance with the Sales Plan;
NOW, THEREFORE, the Seller and Broker hereby agree as follows:
1. Broker shall affect a sale (each, a “Sale” and collectively, the “Sales) on each day on which NASD is open and the Stock trades’ regular way on the Exchange at a price of not less than $10.60 per share, commencing September 11, 2007.
2. This Sales Plan shall become effective on October 3, 2007 and shall terminate on December 31, 2007 OR when 50,000 cumulative shares have been sold.
3. Sellers understand that Broker may not be able to affect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker. If any Sale cannot be executed as required by paragraph 1, due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker. Broker shall affect such Sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.
4. Seller represents and warrants that they are not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock), is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the Broker from conducting Sales in accordance with this Sales Plan and is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Seller shall immediately notify the Broker if they become subject to a legal, regulatory or contractual restriction or undertaking that would prevent the Broker from making Sales pursuant to this Sales Plan, and, in such a case, Seller and Broker shall cooperate to amend or otherwise revise this Sales Plan to take into account such legal, regulatory or contractual restriction or undertaking (provided that neither party shall be obligated to take any action that would be inconsistent with the requirements of Rule 10b5-1(c)).
5. It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).
6. The Seller acknowledges and agrees that the Broker may suspend effecting Sales of Stock in the event that: (i) in the opinion of the Seller’s counsel or Issuer’s counsel, effecting such Sales is likely to result in a violation of applicable law or regulations by the Broker, the Seller and/or the Issuer, or a violation of a contract to which the Issuer is a party or by which the Issuer is bound, or (ii) [the Issuer files a registration statement with the Securities arid Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Sale of Stock (or any security into which the Stock is convertible) by the Seller, other than a registration statement on Form S-3, if such registration statement relates to the repurchase of securities solely by stockholders of the Company, or a registration statement on Form S-8 or Form S-4]. If a

Sale cannot be affected by the Broker as a consequence of one or more of the foregoing circumstances (each, a “Suspension Event”), the Broker will affect such Sale as promptly as practicable after the cessation or termination of the applicable Suspension Event(s), but only if such Sale complies with the trading requirements described in Section 1 above.
7. The Seller acknowledges and agrees that it does not have authority; influence or control over any Sales of Stock effected by the Broker pursuant to this Sales Plan, and will not attempt to exercise any authority, influence or control over such Sales. The Broker agrees not to seek advice from the Seller with respect to the manner in which it affects Sales under this Sales Plan.
8. Broker agrees to conduct all Sales in accordance with the manner of Sale requirement of Rule 144 under the Securities Act, and in no event shall Broker effect any Sale if such Sale would exceed the then applicable volume limitation under Rule 144, assuming Broker’s Sales under this Sales Plan are the only sales subject to that limitation. Customer agrees not to take, and agree to cause any person or entity with which they would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the Sales not to comply with Rule 144. Broker will be responsible for completing and filing on behalf of the Customer the required Form 144s. Customer understands and agrees that Broker shall make one Form 144 filing at the beginning of each three-month period commencing September 11, 2007.
9. Seller agrees to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.
10. This Sales Plan shall be governed by and construed in accordance with the laws of the State of California and may be modified or amended only by a writing signed by the parties hereto and the Issuer.
IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

/s/	Michael C. Mayer

Michael C. Mayer

/s/	Douglas F. Secord

Douglas F. Secord, Howe Barnes Hoefer & Arnett (Broker) Vice President
Acknowledged:
Bank of Commerce Holdings

/s/	Linda J. Miles

Name: Linda J. Miles Title: Chief Financial Officer